Exhibit 99.1

CONTACTS:	Sameer Gokhale (Investors)	News Release
(513) 534-2219
	Katrina Booker (Media)	FOR IMMEDIATE RELEASE
	(513) 534-6858	January 23, 2018

FIFTH THIRD ANNOUNCES FOURTH QUARTER 2017 NET INCOME TO COMMON SHAREHOLDERS OF $486 MILLION, OR $0.67 PER DILUTED SHARE

2017 EARNINGS PER DILUTED SHARE OF $2.83

•	4Q17 net income available to common shareholders of $486 million, or $0.67 per diluted common share

•	Results included a net positive $0.15 impact on reported 4Q17 EPS:

•	Items primarily resulting from the Tax Cuts and Jobs Act(a):

•	$220 million income tax reduction from a remeasurement of the deferred tax liability

•	$68 million pre-tax (~$44 million after-tax)(b) impairment related to affordable housing investments within noninterest expense

•	$27 million pre-tax (~$18 million after-tax)(b) remeasurement related to the tax treatment of leveraged leases reducing interest income

•	$15 million pre-tax (~$10 million after-tax)(b) expense related to one-time employee bonuses

•	$15 million pre-tax (~$10 million after-tax)(b) contribution to the Fifth Third Foundation

•	$20 million tax expense related to a gain on the sale of Vantiv(c) shares sold in 3Q17

•	$11 million pre-tax (~$7 million after-tax)(b) charge related to the valuation of the Visa total return swap

•	Net interest income (NII) of $956 million; taxable equivalent NII of $963 million(d), down 1% from 3Q17 and up 6% from 4Q16

•	Reported results were negatively impacted by the $27 million leveraged lease remeasurement in 4Q17 and $16 million estimated card refund charge in 4Q16

•	Adjusted taxable equivalent NII(d) of $990 million, up 1% from 3Q17 and up 7% from 4Q16, driven by higher interest earning asset yields and higher yielding consumer loans

•	Taxable equivalent net interest margin (NIM) of 3.02%(d), down 5 bps from 3Q17 and up 16 bps from 4Q16

•	Reported results were negatively impacted by 8 bps from the leveraged lease remeasurement in 4Q17 and 5 bps from the estimated card refund charge in 4Q16

•	Adjusted taxable equivalent NIM(d) of 3.10%, up 3 bps from 3Q17 and up 19 bps from 4Q16, impacted by higher securities portfolio and consumer loan yields

•	Noninterest income of $577 million, compared with $1.561 billion in 3Q17 and $620 million in 4Q16

•	Sequential decrease primarily reflected a gain on the sale of Vantiv shares in 3Q17

•	Excluding the Vantiv gain, Visa total return swap charges and securities gains, noninterest income increased 3% from 3Q17 reflecting a $44 million Vantiv TRA payment and higher wealth and asset management revenue

•	Noninterest expense of $1.073 billion, up 10% from 3Q17 and up 12 percent from 4Q16

•	Sequential increase was driven primarily by the affordable housing impairment, one-time employee bonuses, and contribution to the Fifth Third Foundation in 4Q17

•	Excluding these items, noninterest expense of $975 million was flat from 3Q17 reflecting lower other noninterest expense offset by higher employee benefits

•	Average portfolio loans and leases of $92.3 billion, flat from 3Q17 and down 1% from 4Q16

•	Portfolio nonperforming asset (NPA) ratio of 0.53%, down 7 bps from 3Q17 and down 27 bps from 4Q16

•	Net charge-offs (NCOs) of $76 million, up $8 million from 3Q17 and up $3 million from 4Q16; NCO ratio of 0.33% compared to 0.29% in 3Q17 and 0.31% in 4Q16

•	4Q17 provision expense of $67 million flat from 3Q17 and up $13 million from 4Q16

•	Common equity Tier 1 (CET1)(e) ratio of 10.61%

•	Tangible common equity ratio of 8.99%(d); 8.94% excluding unrealized gains/losses(d)

•	Book value per share of $21.67, up 2% from 3Q17 and up 9% 4Q16; tangible book value per share(d) of $18.10 up 1% from 3Q17 and up 9% from 4Q16

Fifth Third Bancorp (Nasdaq: FITB) today reported full year 2017 net income of $2.2 billion, up 41 percent from net income of $1.6 billion in 2016. After preferred dividends, 2017 net income available to common shareholders was $2.1 billion, or $2.83 per diluted share, compared with 2016 net income available to common shareholders of $1.5 billion, or $1.93 per diluted share. Results were significantly impacted by Vantiv-related transactions throughout 2016 and 2017 and items resulting from the Tax Cuts and Jobs Act in 2017.

Fourth quarter 2017 net income was $509 million, a decrease of 50 percent from net income of $1.014 billion in the third quarter of 2017 and an increase of 29 percent from net income of $395 million in the fourth quarter of 2016. After preferred dividends, net income available to common shareholders was $486 million, or $0.67 per diluted share, in the fourth quarter 2017, compared with $999 million, or $1.35 per diluted share, in the third quarter of 2017, and $372 million, or $0.49 per diluted share, in the fourth quarter of 2016. Results were significantly impacted by a Vantiv-related transaction in the third quarter of 2017 and items resulting from the Tax Cuts and Jobs Act in the fourth quarter of 2017.

“Our strong fourth quarter and full year 2017 results reflect continued progress toward achieving our long term financial goals. Our business strategies are well aligned with the interests of our shareholders, our customers, our employees, and the communities we serve. Our balance sheet remains strong and positions us well for growth in 2018,” said Greg D. Carmichael, President and CEO of Fifth Third Bancorp.

“The investments that we have made following the passage of the new tax law demonstrate our commitment to improving the lives of our employees and our communities. In addition to the immediate positive impact of lower corporate taxes on our company’s results, we are optimistic that the new tax law will help to reinvigorate the economy and support further growth in our businesses.”

“Underlying quarterly performance showed continued NIM expansion, disciplined expense management, and another quarter of strong credit metrics. As we discussed at our recent Investor Day, we have continued to generate positive momentum over the past year. We remain focused on driving improved shareholder returns in 2018 and beyond as we execute on our strategic initiatives under Project North Star.”

Earnings Highlights

	For the Three Months Ended					% Change
	December 2017	September 2017	June 2017	March 2017	December 2016	Seq	Yr/Yr
Income Statement Data ($ in millions)
Net income attributable to Bancorp	$509	$1,014	$367	$305	$395	(50%)	29%
Net income available to common shareholders	$486	$999	$344	$290	$372	(51%)	31%

Earnings Per Share Data
Average common shares outstanding (in thousands):
Basic	703,372	721,280	741,401	747,668	746,367	(2%)	(6%)
Diluted	716,908	733,285	752,328	760,809	757,704	(2%)	(5%)
Earnings per share, basic	$0.68	$1.37	$0.46	$0.38	$0.49	(50%)	39%
Earnings per share, diluted	0.67	1.35	0.45	0.38	0.49	(50%)	37%

Common Share Data
Cash dividends per common share	$0.16	$0.16	$0.14	$0.14	$0.14	—	14%
Book value per share	21.67	21.30	20.42	20.13	19.82	2%	9%
Tangible book value per share(d)	18.10	17.86	17.11	16.89	16.60	1%	9%
Common shares outstanding (in thousands)	693,805	705,474	738,873	750,145	750,479	(2%)	(8%)

Financial Ratios						bps Change

Return on average assets	1.43%	2.85%	1.05%	0.88%	1.11%	(142)	32
Return on average common equity	12.7	25.6	9.0	7.8	9.7	(1290)	300
Return on average tangible common equity(d)	15.2	30.4	10.7	9.3	11.6	(1520)	360
CET1 capital(e)	10.61	10.59	10.63	10.76	10.39	2	22
Tier I risk-based capital(e)	11.74	11.72	11.76	11.90	11.50	2	24
Net interest margin (taxable equivalent)(d)	3.02	3.07	3.01	3.02	2.86	(5)	16
Efficiency (taxable equivalent)(d)	69.7	38.4	63.4	67.4	62.8	3130	690

Income Statement Highlights

($ in millions, except per-share data)	For the Three Months Ended					% Change
	December 2017	September 2017	June 2017	March 2017	December 2016	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (taxable equivalent)(d)	$963	$977	$945	$939	$909	(1%)	6%
Provision for loan and lease losses	67	67	52	74	54	—	24%
Total noninterest income	577	1,561	564	523	620	(63%)	(7%)
Total noninterest expense	1,073	975	957	986	960	10%	12%

Income before income taxes (taxable equivalent)(d)	$400	$1,496	$500	$402	$515	(73%)	(22%)

Taxable equivalent adjustment	7	7	6	6	6	—	17%
Applicable income tax (benefit) expense	(116)	475	127	91	114	NM	NM

Net income	$509	$1,014	$367	$305	$395	(50%)	29%
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	NM	NM

Net income attributable to Bancorp	$509	$1,014	$367	$305	$395	(50%)	29%
Dividends on preferred stock	23	15	23	15	23	53%	—

Net income available to common shareholders	$486	$999	$344	$290	$372	(51%)	31%

Earnings per share, diluted	$0.67	$1.35	$0.45	$0.38	$0.49	(50%)	37%

Net Interest Income

(Taxable equivalent basis; $ in millions)(d)	For the Three Months Ended					% Change
	December 2017	September 2017	June 2017	March 2017	December 2016	Seq	Yr/Yr
Interest Income
Total interest income	$1,151	$1,159	$1,112	$1,092	$1,058	(1%)	9%
Total interest expense	188	182	167	153	149	3%	26%

Net interest income	$963	$977	$945	$939	$909	(1%)	6%

Average Yield						bps Change
Yield on interest-earning assets	3.61%	3.64%	3.54%	3.51%	3.33%	(3)	28
Adjusted yield on interest-earning assets	3.69%	3.64%	3.54%	3.51%	3.33%	5	36
Rate paid on interest-bearing liabilities	0.88%	0.85%	0.79%	0.73%	0.70%	3	18

Ratios
Net interest rate spread	2.73%	2.79%	2.75%	2.78%	2.63%	(6)	10
Net interest margin	3.02%	3.07%	3.01%	3.02%	2.86%	(5)	16
Adjusted net interest margin	3.10%	3.07%	3.01%	2.98%	2.91%	3	19

Average Balances						% Change
Loans and leases, including held for sale	$92,865	$92,617	$92,653	$92,791	$93,981	—	(1%)
Total securities and other short-term investments	33,756	33,826	33,481	33,177	32,567	—	4%
Total interest-earning assets	126,621	126,443	126,134	125,968	126,548	—	—
Total interest-bearing liabilities	84,820	85,328	85,320	84,890	84,552	(1%)	—
Bancorp shareholders’ equity	16,493	16,820	16,615	16,429	16,545	(2%)	—

Taxable equivalent net interest income of $963 million in the fourth quarter of 2017 was down $14 million, or 1 percent from the prior quarter, primarily due to the $27 million impact from the leveraged lease remeasurement described on page 1. Excluding the remeasurement, taxable equivalent net interest income of $990 million in the fourth quarter of 2017 was up $13 million, or 1 percent from the prior quarter, reflecting higher interest earning asset yields as well as the continued shift into higher yielding consumer loans. The taxable equivalent net interest margin of 3.02 percent was negatively impacted 8 bps from the aforementioned remeasurement. The adjusted taxable equivalent net interest margin was 3.10 percent, up 3 bps sequentially, primarily driven by higher securities portfolio and consumer loan yields, partially offset by an increase in funding costs associated with deposit rate changes and the full quarter impact of an auto securitization executed in third quarter of 2017.

Compared to the fourth quarter of 2016, taxable equivalent net interest income was up $54 million, or 6 percent, primarily driven by higher short-term market rates and the $16 million estimated card refund charge during the fourth quarter of 2016, partially offset by the aforementioned leveraged lease remeasurement. Excluding the leveraged lease remeasurement and the estimated card refund charge, adjusted taxable equivalent net interest income was up 7 percent. The year-over-year increase was primarily driven by higher short-term market rates. The taxable equivalent net interest margin increased 16 bps from the fourth quarter of 2016, primarily driven by higher short-term market rates and a 5 bps positive impact from the estimated card refund charge, partially offset by a negative 8 bps impact from the leveraged lease remeasurement. Excluding the remeasurement and card refunds impact, adjusted taxable equivalent net interest margin was up 19 bps from the fourth quarter of 2016. The year-over-year increase was primarily driven by higher-short-term market rates.

Securities

Average securities and other short-term investments were $33.8 billion in the fourth quarter of 2017 compared to $33.8 billion in the previous quarter and $32.6 billion in the fourth quarter of 2016. Available-for-sale securities were $31.8 billion in the fourth quarter of 2017 up $340 million, or 1 percent, sequentially and up $637 million, or 2 percent, from the fourth quarter of 2016.

Loans

($ in millions)	For the Three Months Ended					% Change
	December 2017	September 2017	June 2017	March 2017	December 2016	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$41,438	$41,302	$41,601	$41,854	$42,548	—	(3%)
Commercial mortgage loans	6,751	6,807	6,845	6,941	6,957	(1%)	(3%)
Commercial construction loans	4,660	4,533	4,306	3,987	3,890	3%	20%
Commercial leases	4,016	4,072	4,036	3,901	3,921	(1%)	2%

Total commercial loans and leases	$56,865	$56,714	$56,788	$56,683	$57,316	—	(1%)

Consumer loans and leases:
Residential mortgage loans	$15,590	$15,523	$15,417	$15,200	$14,854	—	5%
Home equity	7,066	7,207	7,385	7,581	7,779	(2%)	(9%)
Automobile loans	9,175	9,267	9,410	9,786	10,162	(1%)	(10%)
Credit card	2,202	2,140	2,080	2,141	2,180	3%	1%
Other consumer loans and leases	1,352	1,055	892	755	673	28%	NM

Total consumer loans and leases	$35,385	$35,192	$35,184	$35,463	$35,648	1%	(1%)

Total average portfolio loans and leases	$92,250	$91,906	$91,972	$92,146	$92,964	—	(1%)

Average loans held for sale	$615	$711	$681	$645	$1,017	(14%)	(40%)

Average portfolio loan and lease balances were flat sequentially and decreased 1 percent from the fourth quarter of 2016. Sequential performance was primarily driven by increases in commercial real estate and other consumer loans and leases, offset by decreases in home equity and automobile loans. The year-over-year decrease was primarily driven by declines in commercial and industrial (C&I) and automobile loans, partially offset by increases in commercial real estate and other consumer loans and leases. Period end portfolio loans and leases of $92.0 billion were flat sequentially and year-over-year.

Average commercial portfolio loan and lease balances were flat sequentially, and decreased 1 percent from the fourth quarter of 2016. Sequential performance was primarily driven by an increase in commercial real estate loans, offset by a decrease in commercial leases. Average C&I loans were flat sequentially and decreased 3 percent from the fourth quarter of 2016. The year-over-year decline in C&I loans was primarily due to deliberate exits from certain C&I loans that did not meet our targeted risk or return profile. Average commercial real estate loans increased $71 million, or 1 percent, from the prior quarter and increased $564 million, or 5 percent, from the fourth quarter of 2016. Period end commercial line utilization of 34 percent was flat from both the third quarter of 2017 and the fourth quarter of 2016.

Average consumer portfolio loan and lease balances were up 1 percent sequentially and decreased 1 percent from the fourth quarter of 2016. The sequential increase was primarily driven by the increase in other consumer loans and leases, partially offset by a decline in average home equity loans. The year-over-year decrease was primarily driven by the decline in average automobile loans which continues to reflect a decision to reduce lower-return originations to improve returns on capital.

Deposits

($ in millions)	For the Three Months Ended					% Change
	December 2017	September 2017	June 2017	March 2017	December 2016	Seq	Yr/Yr
Average Deposits
Demand	$35,519	$34,850	$34,915	$35,084	$36,412	2%	(2%)
Interest checking	26,992	25,765	26,014	26,760	25,644	5%	5%
Savings	13,593	13,889	14,238	14,117	13,979	(2%)	(3%)
Money market	20,023	20,028	20,278	20,603	20,476	—	(2%)
Foreign office(f)	323	395	380	454	497	(18%)	(35%)

Total transaction deposits	$96,450	$94,927	$95,825	$97,018	$97,008	2%	(1%)
Other time	3,792	3,722	3,745	3,827	3,941	2%	(4%)

Total core deposits	$100,242	$98,649	$99,570	$100,845	$100,949	2%	(1%)
Certificates - $100,000 and over	2,429	2,625	2,623	2,579	2,539	(7%)	(4%)
Other	119	560	264	162	115	(79%)	3%

Total average deposits	$102,790	$101,834	$102,457	$103,586	$103,603	1%	(1%)

Average core deposits increased 2 percent sequentially and decreased 1 percent from the fourth quarter of 2016. Average transaction deposits increased 2 percent sequentially and decreased 1 percent from the fourth quarter of 2016. The sequential increase was primarily driven by increases in commercial interest checking deposit and commercial demand deposit account balances, partially offset by lower consumer savings and commercial money market account balances. Year-over-year performance was primarily driven by lower commercial money market and commercial demand deposit account balances, largely offset by higher consumer money market and commercial interest checking deposit account balances. Other time deposits increased by 2 percent sequentially and decreased 4 percent year-over-year.

Average total commercial transaction deposits of $43 billion increased 4 percent sequentially and decreased 4 percent from the fourth quarter of 2016. Average total consumer transaction deposits of $53 billion were flat sequentially and increased 3 percent from the fourth quarter of 2016.

Wholesale Funding

($ in millions)	For the Three Months Ended					% Change
	December 2017	September 2017	June 2017	March 2017	December 2016	Seq	Yr/Yr
Average Wholesale Funding
Certificates - $100,000 and over	$2,429	$2,625	$2,623	$2,579	$2,539	(7%)	(4%)
Other deposits	119	560	264	162	115	(79%)	3%
Federal funds purchased	602	675	311	639	280	(11%)	NM
Other short-term borrowings	2,316	4,212	4,194	1,893	1,908	(45%)	21%
Long-term debt	14,631	13,457	13,273	13,856	15,173	9%	(4%)

Total average wholesale funding	$20,097	$21,529	$20,665	$19,129	$20,015	(7%)	—

Average wholesale funding of $20.1 billion decreased $1.4 billion, or 7 percent, sequentially and was flat compared with the fourth quarter of 2016. The sequential decline was primarily due to a decrease in other short-term borrowings reflecting higher core deposit balances, partially offset by an increase in long-term debt from 3-year bank debt issued in October of 2017. The year-over-year results reflect an increase in other short-term borrowings, largely offset by a decrease in long-term debt.

Noninterest Income

($ in millions)	For the Three Months Ended					% Change
	December 2017	September 2017	June 2017	March 2017	December 2016	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$138	$138	$139	$138	$141	—	(2%)
Corporate banking revenue	77	101	101	74	101	(24%)	(24%)
Mortgage banking net revenue	54	63	55	52	65	(14%)	(17%)
Wealth and asset management revenue	106	102	103	108	100	4%	6%
Card and processing revenue	80	79	79	74	79	1%	1%
Other noninterest income	123	1,076	85	77	137	(89%)	(10%)
Securities gains (losses), net	1	—	—	—	(3)	NM	NM
Securities gains (losses), net - non-qualifying hedges on mortgage servicing rights	(2)	2	2	—	—	NM	NM

Total noninterest income	$577	$1,561	$564	$523	$620	(63%)	(7%)

Noninterest income of $577 million decreased $984 million sequentially and decreased $43 million compared with prior year results. The sequential and year-over-year comparisons reflect the impact of the following items.

Noninterest Income excluding certain items

($ in millions)	For the Three Months Ended			% Change
	December 2017	September 2017	December 2016	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$577	$1,561	$620
Valuation of Visa total return swap	11	47	(6)
Gain on sale of Vantiv shares	—	(1,037)	—
Vantiv warrant valuation	—	—	(9)
Securities (gains) / losses	(1)	—	3

Noninterest income excluding certain items(d)	$587	$571	$608	3%	(3%)

Excluding the items in the table above, noninterest income of $587 million was up 3 percent from the previous quarter and decreased 3 percent from the fourth quarter of 2016. The sequential increase was primarily due to $44 million in revenue recognized from Vantiv related to the tax receivable agreement in the fourth quarter of 2017, and an increase in wealth and asset management revenue. This was partially offset by declines in corporate banking and mortgage banking revenue. Corporate banking revenue was negatively impacted by a $25 million lease remarketing impairment in the fourth quarter of 2017. The year-over-year decrease was driven by lower corporate banking and mortgage banking revenue.

Corporate banking revenue of $77 million was down 24 percent both sequentially and year-over-year. The sequential and year-over-year decreases were primarily driven by the aforementioned lease remarketing impairment. Excluding the impact of the lease impairment, corporate banking revenue was flat sequentially and year-over-year.

Mortgage Banking Net Revenue

($ in millions)	For the Three Months Ended					% Change
	December 2017	September 2017	June 2017	March 2017	December 2016	Seq	Yr/Yr
Mortgage Banking Net Revenue
Origination fees and gains on loan sales	$32	$40	$37	$29	$30	(20%)	7%
Net mortgage servicing revenue:
Gross mortgage servicing fees	54	56	49	47	48	(4%)	13%
MSR amortization	—	—	—	—	(35)	NM	NM
Net valuation adjustments on MSRs and free-standing derivatives purchased to economically hedge MSRs	(32)	(33)	(31)	(24)	22	(3%)	NM

Net mortgage servicing revenue	22	23	18	23	35	(4%)	(37%)

Total mortgage banking net revenue	$54	$63	$55	$52	$65	(14%)	(17%)

Mortgage banking net revenue was $54 million in the fourth quarter of 2017, down $9 million from the third quarter of 2017 and down $11 million from the fourth quarter of 2016. The sequential decrease was driven by lower origination fees and gains on loan sales. The year-over-year decrease was driven by a reduction in net valuation adjustments (including MSR amortization) of $19 million. Originations of $1.9 billion in the current quarter decreased 10 percent sequentially and decreased 30 percent from the fourth quarter of 2016.

Wealth and asset management revenue of $106 million increased 4 percent from the third quarter of 2017 and increased 6 percent from the fourth quarter of 2016. The sequential and year-over-year increase was primarily driven by higher personal asset management revenue.

Card and processing revenue of $80 million in the fourth quarter of 2017 was up 1 percent both sequentially and year-over-year. The sequential and year-over-year performance reflected increased credit card spend volume, largely offset by higher rewards.

Other noninterest income totaled $123 million in the fourth quarter of 2017, compared with $1.076 billion in the previous quarter and $137 million in the fourth quarter of 2016. The reported results included Vantiv-related transactions and adjustments and the valuation of the Visa total return swap in the table on page 8. For the fourth quarter of 2017, excluding these items, other noninterest income of $134 million increased approximately $48 million, or 56 percent, from the third quarter of 2017 and increased $12 million, or 10 percent, from the fourth quarter of 2016. The sequential increase was primarily due to the $44 million in revenue recognized from Vantiv related to the tax receivable agreement in the fourth quarter of 2017. The year-over-year increase was due to an $11 million increase in the aforementioned tax receivable agreement.

Net gains on investment securities were $1 million in the fourth quarter of 2017, compared with no gains or losses in the third quarter of 2017 and a $3 million net loss in the fourth quarter of 2016. Net gains/losses on securities held as non-qualifying hedges for the MSR portfolio were net losses of $2 million in the fourth quarter of 2017 and net gains of $2 million in the third quarter of 2017.

Noninterest Expense

($ in millions)	For the Three Months Ended					% Change
	December 2017	September 2017	June 2017	March 2017	December 2016	Seq	Yr/Yr
Noninterest Expense
Salaries, wages and incentives	$418	$407	$397	$411	$403	3%	4%
Employee benefits	82	77	86	111	76	6%	8%
Net occupancy expense	74	74	70	78	73	—	1%
Technology and communications	68	62	57	58	56	10%	21%
Equipment expense	29	30	29	28	29	(3%)	—
Card and processing expense	34	32	33	30	31	6%	10%
Other noninterest expense	368	293	285	270	292	26%	26%

Total noninterest expense	$1,073	$975	$957	$986	$960	10%	12%

Noninterest expense of $1.073 billion increased $98 million, or 10 percent, compared with the third quarter of 2017, and increased $113 million, or 12 percent, compared with the fourth quarter of 2016. Results reflected the affordable housing impairment, one-time employee bonuses, and the Fifth Third Foundation contribution referenced on page 2. Excluding these items, noninterest expense of $975 million was flat compared with the third quarter of 2017, impacted by lower other noninterest expense and salaries, wages and incentives, offset by higher employee benefits and technology and communications expense. Excluding the aforementioned items, noninterest expense increased 2 percent compared to the fourth quarter of 2016, impacted by higher employee benefits and technology and communications expense, offset by lower other noninterest expense.

Summary of Credit Loss Experience

($ in millions)	For the Three Months Ended
	December 2017	September 2017	June 2017	March 2017	December 2016
Net losses charged-off
Commercial and industrial loans	($32)	($27)	($18)	($36)	($25)
Commercial mortgage loans	1	(3)	(5)	(5)	(2)
Commercial construction loans	—	—	—	—	—
Commercial leases	(1)	—	(1)	(1)	(1)
Residential mortgage loans	(1)	1	(2)	(5)	(2)
Home equity	(4)	(3)	(5)	(6)	(6)
Automobile loans	(10)	(8)	(6)	(11)	(11)
Credit card	(20)	(20)	(22)	(22)	(19)
Other consumer loans and leases	(9)	(8)	(5)	(3)	(7)

Total net losses charged-off	($76)	($68)	($64)	($89)	($73)

Total losses charged-off	($94)	($85)	($95)	($107)	($97)
Total recoveries of losses previously charged-off	18	17	31	18	24

Total net losses charged-off	($76)	($68)	($64)	($89)	($73)
Ratios (annualized)
Net losses charged-off as a percent of average portfolio loans and leases (excluding held for sale)	0.33%	0.29%	0.28%	0.40%	0.31%
Commercial	0.22%	0.21%	0.17%	0.29%	0.20%
Consumer	0.51%	0.43%	0.46%	0.56%	0.49%

Net charge-offs were $76 million, or 33 bps of average portfolio loans and leases on an annualized basis, in the fourth quarter of 2017 compared with net charge-offs of $68 million, or 29 bps, in the third quarter of 2017 and $73 million, or 31 bps, in the fourth quarter of 2016.

Commercial net charge-offs of $32 million, or 22 bps, increased $2 million sequentially. This primarily reflected a $5 million increase in net charge-offs of C&I loans, partially offset by a $4 million reduction in net charge-offs of commercial mortgage loans.

Consumer net charge-offs of $44 million, or 51 bps, increased $6 million sequentially. This primarily reflected a $2 million increase in net charge-offs on residential mortgage loans and the automobile loans.

($ in millions)	For the Three Months Ended
	December 2017	September 2017	June 2017	March 2017	December 2016
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,205	$1,226	$1,238	$1,253	$1,272
Total net losses charged-off	(76)	(68)	(64)	(89)	(73)
Provision for loan and lease losses	67	67	52	74	54
Deconsolidation of a variable interest entity	—	(20)	—	—	—

Allowance for loan and lease losses, ending	$1,196	$1,205	$1,226	$1,238	$1,253

Reserve for unfunded commitments, beginning	$157	$162	$159	$161	$162
Provision for unfunded commitments	4	(5)	3	(2)	(1)

Reserve for unfunded commitments, ending	$161	$157	$162	$159	$161

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,196	$1,205	$1,226	$1,238	$1,253
Reserve for unfunded commitments	161	157	162	159	161

Total allowance for credit losses	$1,357	$1,362	$1,388	$1,397	$1,414
Allowance for loan and lease losses ratio
As a percent of portfolio loans and leases	1.30%	1.31%	1.34%	1.35%	1.36%
As a percent of nonperforming portfolio loans and leases(g)	274%	238%	200%	188%	190%
As a percent of nonperforming portfolio assets(g)	245%	217%	185%	172%	170%

The provision for loan and lease losses totaled $67 million in the fourth quarter of 2017, flat sequentially, reflecting improvement in criticized assets and nonperforming loans, offset by an increase in net charge-offs and higher period-end portfolio loan balances. Provision expense increased $13 million from the fourth quarter of 2016.

As of quarter end, the allowance for loan and lease loss ratio represented 1.30 percent of total portfolio loans and leases outstanding, compared with 1.31 percent last quarter, and represented 274 percent of nonperforming loans and leases, and 245 percent of nonperforming assets.

($ in millions)	As of
	December 2017	September 2017	June 2017	March 2017	December 2016
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$144	$144	$225	$251	$302
Commercial mortgage loans	12	14	15	21	27
Commercial leases	—	1	1	—	2
Residential mortgage loans	17	19	19	21	17
Home equity	56	56	52	53	55

Total nonaccrual portfolio loans and leases (excludes restructured loans)	$229	$234	$312	$346	$403
Nonaccrual restructured portfolio commercial loans and leases(h)	150	214	244	251	192
Nonaccrual restructured portfolio consumer loans and leases	58	58	58	60	65

Total nonaccrual portfolio loans and leases	$437	$506	$614	$657	$660
Repossessed property	9	10	11	14	15
OREO	43	39	37	50	63

Total nonperforming portfolio assets(g)	$489	$555	$662	$721	$738
Nonaccrual loans held for sale	5	18	7	7	4
Nonaccrual restructured loans held for sale	1	2	1	2	9

Total nonperforming assets	$495	$575	$670	$730	$751

Restructured portfolio consumer loans and leases (accrual)	$927	$929	$933	$950	$959
Restructured portfolio commercial loans and leases (accrual)(h)	$249	$232	$224	$277	$321

Total loans and leases 30-89 days past due (accrual)	$280	$252	$190	$180	$231
Total loans and leases 90 days past due (accrual)	$97	$77	$75	$75	$84
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO(g)	0.48%	0.55%	0.67%	0.72%	0.72%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(g)	0.53%	0.60%	0.72%	0.79%	0.80%

Total nonperforming portfolio assets decreased $66 million, or 12 percent, from the previous quarter to $489 million. Portfolio nonperforming loans and leases (NPLs) at quarter-end decreased $69 million from the previous quarter to $437 million. NPLs as a percent of total loans, leases and OREO at quarter end decreased 7 bps from the previous quarter to 0.48 percent.

Commercial portfolio NPLs decreased $67 million from last quarter to $306 million, or 0.54 percent of commercial portfolio loans, leases and OREO. Consumer portfolio NPLs decreased $2 million from last quarter to $131 million, or 0.37 percent of consumer portfolio loans, leases and OREO.

OREO balances increased $4 million from the prior quarter to $43 million, and included $18 million in commercial OREO and $25 million in consumer OREO. Repossessed personal property decreased $1 million from the prior quarter to $9 million.

Loans over 90 days past due and still accruing increased $20 million from the third quarter of 2017 at $97 million. Loans 30-89 days past due of $280 million increased $28 million from the previous quarter.

Capital and Liquidity Position

	For the Three Months Ended
	December 2017	September 2017	June 2017	March 2017	December 2016
Capital Position
Average total Bancorp shareholders’ equity to average assets	11.69%	11.93%	11.84%	11.72%	11.66%
Tangible equity(d)	9.90%	9.84%	9.98%	10.12%	9.82%
Tangible common equity (excluding unrealized gains/losses)(d)	8.94%	8.89%	9.02%	9.15%	8.87%
Tangible common equity (including unrealized gains/losses)(d)	8.99%	9.00%	9.12%	9.20%	8.91%

Regulatory Capital and Liquidity Ratios
CET1 capital(e)	10.61%	10.59%	10.63%	10.76%	10.39%
Tier I risk-based capital(e)	11.74%	11.72%	11.76%	11.90%	11.50%
Total risk-based capital(e)	15.16%	15.16%	15.22%	15.45%	15.02%
Tier I leverage	10.01%	9.97%	10.07%	10.15%	9.90%
Modified liquidity coverage ratio (LCR)(i)	129%	124%	115%	119%	128%

Capital ratios remained strong during the quarter. The CET1 ratio was 10.61 percent, the tangible common equity to tangible assets ratio(d) was 8.94 percent (excluding unrealized gains/losses), and 8.99 percent (including unrealized gains/losses). The Tier I risk-based capital ratio was 11.74 percent, the Total risk-based capital ratio was 15.16 percent, and the Tier I leverage ratio was 10.01 percent.

Fifth Third entered into or completed multiple share repurchases during the quarter. Below is a summary of those share repurchases.

•	On December 18, 2017, Fifth Third settled the forward contract related to the August 15, 2017 $990 million share repurchase agreement. An additional 4.3 million shares were repurchased in connection with the completion of this agreement.

•	On December 19, 2017, Fifth Third initially settled a share repurchase agreement whereby Fifth Third would purchase $273 million of its outstanding stock. This reduced fourth quarter common shares outstanding by 7.7 million shares. Settlement of the forward contract related to this agreement is expected to occur on or before March 19, 2018.

In total, common shares outstanding decreased by approximately 11.7 million shares in the fourth quarter of 2017 from the third quarter of 2017.

Tax Rate

An income tax benefit was recognized in the fourth quarter of 2017. This was a result of the new tax legislation and was primarily due to the remeasurement of deferred tax liabilities at the lower statutory rate. The benefit was partially offset by a tax expense related to a gain on the sale of Vantiv shares sold in the prior quarter. The prior quarter’s tax rate was also impacted by the aforementioned gain on the sale of Vantiv shares. On a full year basis, the 2017 effective rate was 20.8 percent compared with 24.4 percent for the full year of 2016.

Other

As of December 31, 2017, Fifth Third Bank owned approximately 15 million units representing an 8.6 percent interest in Vantiv Holding, LLC, convertible into shares of Vantiv, Inc., a publicly traded firm. Based upon Vantiv’s closing price of $73.55 on December 31, 2017, our interest in Vantiv was valued at approximately $1.1 billion. The difference between the market value and the book value of Fifth Third’s interest in Vantiv’s shares is not recognized in Fifth Third’s equity or capital.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available after the conference call until approximately February 6, 2018 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 8195768#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of December 31, 2017, the Company had $142 billion in assets and operates 1,154 full-service Banking Centers, and 2,469 Fifth Third branded ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. In total, Fifth Third provides its customers with access to more than 54,000 fee-free ATMs across the United States. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. As of December 31, 2017, Fifth Third also had an 8.6% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of December 31, 2017, had $362 billion in assets under care, of which it managed $37 billion for individuals, corporations and not-for-profit organizations through its Trust and Registered Investment Advisory businesses. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Earnings Release End Notes

(a)	Certain tax legislation amounts are considered reasonable estimates as of December 31, 2017. As a result, the amounts could be adjusted during the measurement period, which will end in December 2018.
(b)	Assumes a 35% tax rate.
(c)	On January 16, 2018, Vantiv, Inc. changed its name to Worldpay, Inc. and completed the previously announced acquisition of Worldpay Group Limited, formerly Worldpay Group plc.
(d)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 30.
(e)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets. Under the banking agencies’ Final Rule published in November 2017 pertaining to certain regulatory capital items for banks subject to the standardized approach, the Bancorp is no longer subject to certain transition provisions and phase-outs beyond 2017. Current period regulatory capital ratios are estimated.
(f)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.
(g)	Excludes nonaccrual loans held for sale.
(h)	As of June 30, 2017, March 31, 2017 and December 31, 2016, excludes $7 million of restructured accruing loans and $19 million of restructured nonaccrual loans associated with a consolidated VIE in which the Bancorp has no continuing credit risk due to the risk being assumed by a third party.
(i)	The Bancorp became subject to the Modified LCR regulations effective January 1, 2016. Current period LCR is estimated.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “anticipates,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. There is a risk that additional information may become known during the company’s quarterly closing process or as a result of subsequent events that could affect the accuracy of the statements and financial information contained herein.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic or real estate market conditions, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, weaken or are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) changes in customer preferences or information technology systems; (12) effects of critical accounting policies and judgments; (13) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (14) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (15) ability to maintain favorable ratings from rating agencies; (16) failure of models or risk management systems or controls; (17) fluctuation of Fifth Third’s stock price; (18) ability to attract and retain key personnel; (19) ability to receive dividends from its subsidiaries; (20) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (21) declines in the value of Fifth Third’s goodwill or other intangible assets; (22) effects of accounting or financial results of one or more acquired entities; (23) loss of income from any sale or potential sale of businesses (24) difficulties in separating the operations of any branches or other assets divested; (25) losses or adverse impacts on the carrying values of branches and long-lived assets in connection with their sales or anticipated sales; (26) inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all; (27) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (28) the acquisition of Worldpay Group Limited, formerly Worldpay Group plc. by Worldpay, Inc., formerly Vantiv, Inc.; and(29)difficulties from Fifth Third’s investment in, relationship with, and nature of operations of Worldpay, Inc. and (30) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

In this release, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of these non-GAAP measures and reconciliation to the most directly comparable GAAP measures beginning on page 31.

# # #

Quarterly Financial Review for December 31, 2017

Table of Contents

Financial Highlights	17-18
Consolidated Statements of Income	19
Consolidated Balance Sheets	20-21
Consolidated Statements of Changes in Equity	22
Average Balance Sheet and Yield Analysis	23-25
Summary of Loans and Leases	26
Regulatory Capital	27
Summary of Credit Loss Experience	28
Asset Quality	29
Regulation G Non-GAAP Reconciliation	30-31
Segment Presentation	32

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% / bps Change		Year to Date		% / bps Change
	December 2017	September 2017	December 2016	Seq	Yr/Yr	December 2017	December 2016	Yr/Yr
Income Statement Data
Taxable equivalent net interest income(c)	$963	$977	$909	(1%)	6%	$3,824	$3,640	5%
Noninterest income	577	1,561	620	(63%)	(7%)	3,224	2,696	20%
Taxable equivalent total revenue	1,540	2,538	1,529	(39%)	1%	7,048	6,336	11%
Provision for loan and lease losses	67	67	54	—	24%	261	343	(24%)
Noninterest expense	1,073	975	960	10%	12%	3,990	3,903	2%
Net income attributable to Bancorp	509	1,014	395	(50%)	29%	2,194	1,564	40%
Net income available to common shareholders	486	999	372	(51%)	31%	2,119	1,489	42%

Earnings Per Share Data
Net income allocated to common shareholders	$482	$989	$368	(51%)	31%	$2,097	$1,474	42%
Average common shares outstanding (in thousands):
Basic	703,372	721,280	746,367	(2%)	(6%)	728,289	757,432	(4%)
Diluted	716,908	733,285	757,704	(2%)	(5%)	740,691	764,495	(3%)
Earnings per share, basic	$0.68	$1.37	$0.49	(50%)	39%	$2.88	$1.95	48%
Earnings per share, diluted	0.67	1.35	0.49	(50%)	37%	2.83	1.93	47%

Common Share Data
Cash dividends per common share	$0.16	$0.16	$0.14	—	14%	$0.60	$0.53	13%
Book value per share	21.67	21.30	19.82	2%	9%	21.67	19.82	9%
Market price per share	30.34	27.98	26.97	8%	12%	30.34	26.97	12%
Common shares outstanding (in thousands)	693,805	705,474	750,479	(2%)	(8%)	693,805	750,479	(8%)
Market capitalization	$21,050	$19,739	$20,240	7%	4%	$21,050	$20,240	4%

Financial Ratios
Return on average assets	1.43%	2.85%	1.11%	(142)	32	1.56%	1.10%	46
Return on average common equity	12.7%	25.6%	9.7%	(1,290)	300	13.9%	9.8%	413
Return on average tangible common equity(a)(c)	15.2%	30.4%	11.6%	(1,520)	360	16.5%	11.6%	490
Noninterest income as a percent of total revenue	37%	62%	41%	(2,500)	(400)	46%	43%	300
Dividend payout ratio	23.5%	11.7%	28.6%	1,180	(510)	20.8%	27.2%	(640)
Average total Bancorp shareholders’ equity as a percent of average assets	11.69%	11.93%	11.66%	(24)	3	11.80%	11.67%	13
Tangible common equity(b)(c)	8.94%	8.89%	8.87%	5	7	8.94%	8.87%	7
Taxable equivalent net interest margin(c)	3.02%	3.07%	2.86%	(5)	16	3.03%	2.88%	15
Taxable equivalent efficiency(c)	69.7%	38.4%	62.8%	3,130	690	56.6%	61.6%	(500)
Effective tax rate	(29.8%)	31.9%	22.6%	(6,170)	(5,240)	20.8%	24.4%	(360)

Credit Quality
Net losses charged-off	$76	$68	$73	12%	4%	$298	$362	(18%)
Net losses charged-off as a percent of average portfolio loans and leases	0.33%	0.29%	0.31%	4	2	0.32%	0.39%	(7)
ALLL as a percent of portfolio loans and leases	1.30%	1.31%	1.36%	(1)	(6)	1.30%	1.36%	(6)
Allowance for credit losses as a percent of portfolio loans and leases(j)	1.48%	1.48%	1.54%	—	(6)	1.48%	1.54%	(6)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(d)	0.53%	0.60%	0.80%	(7)	(27)	0.53%	0.80%	(27)

Average Balances
Loans and leases, including held for sale	$92,865	$92,617	$93,981	—	(1%)	$92,731	$94,320	(2%)
Total securities and other short-term investments	33,756	33,826	32,567	—	4%	33,562	31,965	5%
Total assets	141,055	140,992	141,837	—	(1%)	140,636	142,266	(1%)
Transaction deposits(e)	96,450	94,927	97,008	2%	(1%)	96,052	95,371	1%
Core deposits(f)	100,242	98,649	100,949	2%	(1%)	99,823	99,381	—
Wholesale funding(g)	20,097	21,529	20,015	(7%)	—	20,360	21,813	(7%)
Bancorp shareholders’ equity	16,493	16,820	16,545	(2%)	—	16,590	16,597	—

Regulatory Capital and Liquidity Ratios(h)
CET1 capital(i)	10.61%	10.59%	10.39%	2	22	10.61%	10.39%	22
Tier I risk-based capital(i)	11.74%	11.72%	11.50%	2	24	11.74%	11.50%	24
Total risk-based capital(i)	15.16%	15.16%	15.02%	—	14	15.16%	15.02%	14
Tier I leverage	10.01%	9.97%	9.90%	4	11	10.01%	9.90%	11
Modified liquidity coverage ratio (LCR)	129%	124%	128%	4%	1%	129%	128%	1%

Operations
Banking centers	1,154	1,155	1,191	—	(3%)	1,154	1,191	(3%)
ATMs	2,469	2,465	2,495	—	(1%)	2,469	2,495	(1%)
Full-time equivalent employees	18,125	17,797	17,844	2%	2%	18,125	17,844	2%

(a)	The return on average tangible common equity is calculated as tangible net income available to common shareholders (excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(b)	The tangible common equity ratio is calculated as tangible common equity [shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI)].
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 30.
(d)	Excludes nonaccrual loans held for sale.
(e)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(f)	Includes transaction deposits plus other time deposits.
(g)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(h)	Current period regulatory capital and liquidity ratios are estimates.
(i)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(j)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	December 2017	September 2017	June 2017	March 2017	December 2016
Income Statement Data
Taxable equivalent net interest income(c)	$963	$977	$945	$939	$909
Noninterest income	577	1,561	564	523	620
Taxable equivalent total revenue	1,540	2,538	1,509	1,462	1,529
Provision for loan and lease losses	67	67	52	74	54
Noninterest expense	1,073	975	957	986	960
Net income attributable to Bancorp	509	1,014	367	305	395
Net income available to common shareholders	486	999	344	290	372

Earnings Per Share Data
Net income allocated to common shareholders	$482	$989	$340	$286	$368
Average common shares outstanding (in thousands):
Basic	703,372	721,280	741,401	747,668	746,367
Diluted	716,908	733,285	752,328	760,809	757,704
Earnings per share, basic	$0.68	$1.37	$0.46	$0.38	0.49
Earnings per share, diluted	0.67	1.35	0.45	0.38	0.49

Common Share Data
Cash dividends per common share	$0.16	$0.16	$0.14	$0.14	$0.14
Book value per share	21.67	21.30	20.42	20.13	19.82
Market price per share	30.34	27.98	25.96	25.40	26.97
Common shares outstanding (in thousands)	693,805	705,474	738,873	750,145	750,479
Market capitalization	$21,050	$19,739	$19,181	$19,054	$20,240

Financial Ratios
Return on average assets	1.43%	2.85%	1.05%	0.88%	1.11%
Return on average common equity	12.7%	25.6%	9.0%	7.8%	9.7%
Return on average tangible common equity(a)(c)	15.2%	30.4%	10.7%	9.3%	11.6%
Noninterest income as a percent of total revenue	37%	62%	37%	36%	41%
Dividend payout ratio	23.5%	11.7%	30.4%	36.8%	28.6%
Average total Bancorp shareholders’ equity as a percent of average assets	11.69%	11.93%	11.84%	11.72%	11.66%
Tangible common equity(b)(c)	8.94%	8.89%	9.02%	9.15%	8.87%
Taxable equivalent net interest margin(c)	3.02%	3.07%	3.01%	3.02%	2.86%
Taxable equivalent efficiency ratio(c)	69.7%	38.4%	63.4%	67.4%	62.8%
Effective tax rate	(29.8%)	31.9%	25.9%	22.9%	22.6%

Credit Quality
Net losses charged-off	$76	$68	$64	$89	$73
Net losses charged-off as a percent of average portfolio loans and leases	0.33%	0.29%	0.28%	0.40%	0.31%
ALLL as a percent of portfolio loans and leases	1.30%	1.31%	1.34%	1.35%	1.36%
Allowance for credit losses as a percent of portfolio loans and leases(j)	1.48%	1.48%	1.52%	1.52%	1.54%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(d)	0.53%	0.60%	0.72%	0.79%	0.80%

Average Balances
Loans and leases, including held for sale	$92,865	$92,617	$92,653	$92,791	$93,981
Total securities and other short-term investments	33,756	33,826	33,481	33,177	32,567
Total assets	141,055	140,992	140,344	140,140	141,837
Transaction deposits(e)	96,450	94,927	95,825	97,018	97,008
Core deposits(f)	100,242	98,649	99,570	100,845	100,949
Wholesale funding(g)	20,097	21,529	20,665	19,129	20,015
Bancorp shareholders’ equity	16,493	16,820	16,615	16,429	16,545

Regulatory Capital and Liquidity Ratios(h)
CET1 capital(i)	10.61%	10.59%	10.63%	10.76%	10.39%
Tier I risk-based capital(i)	11.74%	11.72%	11.76%	11.90%	11.50%
Total risk-based capital(i)	15.16%	15.16%	15.22%	15.45%	15.02%
Tier I leverage	10.01%	9.97%	10.07%	10.15%	9.90%
Modified liquidity coverage ratio (LCR)	129%	124%	115%	119%	128%

Operations
Banking centers	1,154	1,155	1,157	1,155	1,191
ATMs	2,469	2,465	2,461	2,471	2,495
Full-time equivalent employees	18,125	17,797	17,744	17,763	17,844

(a)	The return on average tangible common equity is calculated as tangible net income available to common shareholders (excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(b)	The tangible common equity ratio is calculated as tangible common equity [shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI)].
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 30.
(d)	Excludes nonaccrual loans held for sale.
(e)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(f)	Includes transaction deposits plus other time deposits.
(g)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(h)	Current period regulatory capital and liquidity ratios are estimates.
(i)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(j)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	December 2017	September 2017	December 2016	Seq	Yr/Yr	December 2017	December 2016	Yr/Yr
Interest Income
Interest and fees on loans and leases	$883	$899	$805	(2%)	10%	$3,478	$3,233	8%
Interest on securities	256	249	245	3%	4%	996	952	5%
Interest on other short-term investments	5	4	2	25%	NM	15	8	88%

Total interest income	1,144	1,152	1,052	(1%)	9%	4,489	4,193	7%

Interest Expense
Interest on deposits	80	73	54	10%	48%	277	205	35%
Interest on federal funds purchased	2	2	—	—	NM	6	2	NM
Interest on other short-term borrowings	6	12	2	(50%)	NM	30	10	NM
Interest on long-term debt	100	95	93	5%	8%	378	361	5%

Total interest expense	188	182	149	3%	26%	691	578	20%

Net Interest Income	956	970	903	(1%)	6%	3,798	3,615	5%

Provision for loan and lease losses	67	67	54	—	24%	261	343	(24%)

Net Interest Income After Provision for Loan and Lease Losses	889	903	849	(2%)	5%	3,537	3,272	8%

Noninterest Income
Service charges on deposits	138	138	141	—	(2%)	554	558	(1%)
Corporate banking revenue	77	101	101	(24%)	(24%)	353	432	(18%)
Mortgage banking net revenue	54	63	65	(14%)	(17%)	224	285	(21%)
Wealth and asset management revenue	106	102	100	4%	6%	419	404	4%
Card and processing revenue	80	79	79	1%	1%	313	319	(2%)
Other noninterest income	123	1,076	137	(89%)	(10%)	1,357	688	97%
Securities gains, net	1	—	(3)	NM	NM	2	10	(80%)
Securities gains (losses), net - non-qualifying hedges on mortgage servicing rights	(2)	2	—	NM	NM	2	—	NM

Total noninterest income	577	1,561	620	(63%)	(7%)	3,224	2,696	20%

Noninterest Expense
Salaries, wages and incentives	418	407	403	3%	4%	1,633	1,612	1%
Employee benefits	82	77	76	6%	8%	356	339	5%
Net occupancy expense	74	74	73	—	1%	295	299	(1%)
Technology and communications	68	62	56	10%	21%	245	234	5%
Equipment expense	29	30	29	(3%)	—	117	118	(1%)
Card and processing expense	34	32	31	6%	10%	129	132	(2%)
Other noninterest expense	368	293	292	26%	26%	1,215	1,169	4%

Total noninterest expense	1,073	975	960	10%	12%	3,990	3,903	2%

Income Before Income Taxes	393	1,489	509	(74%)	(23%)	2,771	2,065	34%
Applicable income tax expense (benefit)	(116)	475	114	NM	NM	577	505	14%

Net Income	509	1,014	395	(50%)	29%	2,194	1,560	41%
Less: Net income attributable to noncontrolling interests	—	—	—	NM	NM	—	(4)	(100%)

Net Income Attributable to Bancorp	509	1,014	395	(50%)	29%	2,194	1,564	40%
Dividends on preferred stock	23	15	23	53%	—	75	75	—

Net Income Available to Common Shareholders	$486	$999	$372	(51%)	31%	$2,119	$1,489	42%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	December 2017	September 2017	December 2016	Seq	Yr/Yr
Assets
Cash and due from banks	$2,514	$2,205	$2,392	14%	5%
Available-for-sale and other securities(a)	31,820	31,480	31,183	1%	2%
Held-to-maturity securities(b)	24	25	26	(4%)	(8%)
Trading securities	862	850	410	1%	NM
Other short-term investments	2,753	3,298	2,754	(17%)	—
Loans held for sale	492	711	751	(31%)	(34%)
Portfolio loans and leases:
Commercial and industrial loans	41,170	41,011	41,676	—	(1%)
Commercial mortgage loans	6,604	6,863	6,899	(4%)	(4%)
Commercial construction loans	4,553	4,652	3,903	(2%)	17%
Commercial leases	4,068	4,043	3,974	1%	2%
Residential mortgage loans	15,591	15,588	15,051	—	4%
Home equity	7,014	7,143	7,695	(2%)	(9%)
Automobile loans	9,112	9,236	9,983	(1%)	(9%)
Credit card	2,299	2,168	2,237	6%	3%
Other consumer loans and leases	1,559	1,179	680	32%	NM

Portfolio loans and leases	91,970	91,883	92,098	—	—
Allowance for loan and lease losses	(1,196)	(1,205)	(1,253)	(1%)	(5%)

Portfolio loans and leases, net	90,774	90,678	90,845	—	—
Bank premises and equipment	2,003	2,018	2,065	(1%)	(3%)
Operating lease equipment	646	663	738	(3%)	(12%)
Goodwill	2,445	2,423	2,416	1%	1%
Intangible assets	27	18	9	50%	NM
Servicing rights	858	848	744	1%	15%
Other assets	6,975	7,047	7,844	(1%)	(11%)

Total Assets	$142,193	$142,264	$142,177	—	—

Liabilities
Deposits:
Demand	$35,276	$35,246	$35,782	—	(1%)
Interest checking	27,703	26,091	26,679	6%	4%
Savings	13,425	13,693	13,941	(2%)	(4%)
Money market	20,097	19,646	20,749	2%	(3%)
Foreign office	484	609	426	(21%)	14%
Other time	3,775	3,756	3,866	1%	(2%)
Certificates $100,000 and over	2,402	2,411	2,378	—	1%
Other	—	—	—	NM	NM

Total deposits	103,162	101,452	103,821	2%	(1%)
Federal funds purchased	174	118	132	47%	32%
Other short-term borrowings	4,012	5,688	3,535	(29%)	13%
Accrued taxes, interest and expenses	1,412	2,071	1,800	(32%)	(22%)
Other liabilities	2,144	2,516	2,269	(15%)	(6%)
Long-term debt	14,904	14,039	14,388	6%	4%

Total Liabilities	125,808	125,884	125,945	—	—

Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,331	1,331	—	—
Capital surplus	2,790	2,682	2,756	4%	1%
Retained earnings	15,122	14,748	13,441	3%	13%
Accumulated other comprehensive income	73	185	59	(61%)	24%
Treasury stock	(5,002)	(4,637)	(3,433)	8%	46%

Total Bancorp shareholders’ equity	16,365	16,360	16,205	—	1%
Noncontrolling interests	20	20	27	—	(26%)

Total Equity	16,385	16,380	16,232	—	1%

Total Liabilities and Equity	$142,193	$142,264	$142,177	—	—

(a) Amortized cost	$31,644	$31,114	$31,024	2%	2%
(b) Market values	24	25	26	(4%)	(8%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	693,805	705,474	750,479	(2%)	(8%)
Treasury	230,088	218,419	173,413	5%	33%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	December	September	June	March	December
	2017	2017	2017	2017	2016
Assets
Cash and due from banks	$2,514	$2,205	$2,203	$2,205	$2,392
Available-for-sale and other securities(a)	31,820	31,480	31,823	31,531	31,183
Held-to-maturity securities(b)	24	25	26	26	26
Trading securities	862	850	842	689	410
Other short-term investments	2,753	3,298	2,163	1,644	2,754
Loans held for sale	492	711	766	616	751
Portfolio loans and leases:
Commercial and industrial loans	41,170	41,011	40,914	41,074	41,676
Commercial mortgage loans	6,604	6,863	6,868	6,924	6,899
Commercial construction loans	4,553	4,652	4,366	4,283	3,903
Commercial leases	4,068	4,043	4,157	4,092	3,974
Residential mortgage loans	15,591	15,588	15,460	15,336	15,051
Home equity	7,014	7,143	7,301	7,469	7,695
Automobile loans	9,112	9,236	9,318	9,572	9,983
Credit card	2,299	2,168	2,117	2,070	2,237
Other consumer loans and leases	1,559	1,179	945	808	680

Portfolio loans and leases	91,970	91,883	91,446	91,628	92,098
Allowance for loan and lease losses	(1,196)	(1,205)	(1,226)	(1,238)	(1,253)

Portfolio loans and leases, net	90,774	90,678	90,220	90,390	90,845
Bank premises and equipment	2,003	2,018	2,041	2,052	2,065
Operating lease equipment	646	663	719	702	738
Goodwill	2,445	2,423	2,423	2,419	2,416
Intangible assets	27	18	18	11	9
Servicing rights	858	848	849	776	744
Other assets	6,975	7,047	6,974	7,139	7,844

Total Assets	$142,193	$142,264	$141,067	$140,200	$142,177

Liabilities
Deposits:
Demand	$35,276	$35,246	$34,965	$35,362	$35,782
Interest checking	27,703	26,091	25,436	27,230	26,679
Savings	13,425	13,693	14,068	14,360	13,941
Money market	20,097	19,646	20,191	20,585	20,749
Foreign office	484	609	395	521	426
Other time	3,775	3,756	3,692	3,750	3,866
Certificates $100,000 and over	2,402	2,411	2,633	2,348	2,378
Other	—	—	500	—	—

Total deposits	103,162	101,452	101,880	104,156	103,821
Federal funds purchased	174	118	117	155	132
Other short-term borrowings	4,012	5,688	5,389	2,015	3,535
Accrued taxes, interest and expenses	1,412	2,071	1,617	1,655	1,800
Other liabilities	2,144	2,516	2,162	2,104	2,269
Long-term debt	14,904	14,039	13,456	13,658	14,388

Total Liabilities	125,808	125,884	124,621	123,743	125,945

Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,331	1,331
Capital surplus	2,790	2,682	2,751	2,803	2,756
Retained earnings	15,122	14,748	13,862	13,625	13,441
Accumulated other comprehensive income	73	185	163	68	59
Treasury stock	(5,002)	(4,637)	(3,739)	(3,448)	(3,433)

Total Bancorp shareholders’ equity	16,365	16,360	16,419	16,430	16,205
Noncontrolling interests	20	20	27	27	27

Total Equity	16,385	16,380	16,446	16,457	16,232

Total Liabilities and Equity	$142,193	$142,264	$141,067	$140,200	$142,177

(a) Amortized cost	$31,644	$31,114	$31,492	$31,348	$31,024
(b) Market values	24	25	26	26	26
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	693,805	705,474	738,873	750,145	750,479
Treasury	230,088	218,419	185,020	173,748	173,413

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	December	December	December	December
	2017	2016	2017	2016
Total Equity, Beginning	$16,380	$16,804	$16,232	$15,870
Net income attributable to Bancorp	509	395	2,194	1,564
Other comprehensive income, net of tax:
Change in unrealized gains (losses):
Available-for-sale securities	(107)	(664)	25	(137)
Qualifying cash flow hedges	(10)	(38)	(19)	(12)
Change in accumulated other comprehensive income related to employee benefit plans	5	6	8	11

Comprehensive income	397	(301)	2,208	1,426

Cash dividends declared:
Common stock	(112)	(106)	(436)	(405)
Preferred stock	(23)	(23)	(75)	(75)
Impact of stock transactions under stock compensation plans, net	16	13	67	80
Shares acquired for treasury	(273)	(155)	(1,605)	(661)
Noncontrolling interest	—	(1)	(7)	(4)
Other	—	1	1	1

Total Equity, Ending	$16,385	$16,232	$16,385	$16,232

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	December	September	December
	2017	2017	2016	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$41,455	$41,314	$42,612	—	(3%)
Commercial mortgage loans	6,757	6,814	6,961	(1%)	(3%)
Commercial construction loans	4,660	4,533	3,890	3%	20%
Commercial leases	4,018	4,079	3,921	(1%)	2%
Residential mortgage loans	16,178	16,206	15,802	—	2%
Home equity	7,066	7,207	7,779	(2%)	(9%)
Automobile loans	9,175	9,267	10,162	(1%)	(10%)
Credit card	2,202	2,140	2,180	3%	1%
Other consumer loans and leases	1,354	1,057	674	28%	NM
Taxable securities	32,222	32,289	30,677	—	5%
Tax exempt securities	75	65	81	15%	(7%)
Other short-term investments	1,459	1,472	1,809	(1%)	(19%)

Total interest-earning assets	126,621	126,443	126,548	—	—
Cash and due from banks	2,288	2,227	2,358	3%	(3%)
Other assets	13,351	13,532	14,203	(1%)	(6%)
Allowance for loan and lease losses	(1,205)	(1,210)	(1,272)	—	(5%)

Total Assets	$141,055	$140,992	$141,837	—	(1%)

Liabilities
Interest bearing- liabilities:
Interest checking deposits	$26,992	$25,765	$25,644	5%	5%
Savings deposits	13,593	13,889	13,979	(2%)	(3%)
Money market deposits	20,023	20,028	20,476	—	(2%)
Foreign office deposits	323	395	497	(18%)	(35%)
Other time deposits	3,792	3,722	3,941	2%	(4%)

Total interest-bearing core deposits	64,723	63,799	64,537	1%	—
Certificates $100,000 and over	2,429	2,625	2,539	(7%)	(4%)
Other deposits	119	560	115	(79%)	3%
Federal funds purchased	602	675	280	(11%)	NM
Other short-term borrowings	2,316	4,212	1,908	(45%)	21%
Long-term debt	14,631	13,457	15,173	9%	(4%)

Total interest-bearing liabilities	84,820	85,328	84,552	(1%)	—
Demand deposits	35,519	34,850	36,412	2%	(2%)
Other liabilities	4,203	3,973	4,300	6%	(2%)

Total Liabilities	124,542	124,151	125,264	—	(1%)
Total Equity	16,513	16,841	16,573	(2%)	—

Total Liabilities and Equity	$141,055	$140,992	$141,837	—	(1%)

	For the Three Months Ended			bps Change
	December	September	December
	2017	2017	2016	Seq	Yr/Yr
Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.75%	3.75%	3.33%	—	42
Commercial mortgage loans(a)	3.92%	3.85%	3.42%	7	50
Commercial construction loans(a)	4.28%	4.23%	3.50%	5	78
Commercial leases(a)	0.06%	2.70%	2.64%	(264)	(258)
Residential mortgage loans	3.52%	3.48%	3.48%	4	4
Home equity	4.38%	4.39%	3.73%	(1)	65
Automobile loans	3.06%	2.96%	2.80%	10	26
Credit card	11.83%	11.63%	7.30%	20	453
Other consumer loans and leases	6.64%	6.89%	6.73%	(25)	(9)

Total loans and leases	3.80%	3.88%	3.43%	(8)	37
Taxable securities	3.15%	3.06%	3.17%	9	(2)
Tax exempt securities(a)	5.62%	5.33%	4.76%	29	86
Other short-term investments	1.24%	1.16%	0.47%	8	77

Total interest-earning assets	3.61%	3.64%	3.33%	(3)	28

Interest-bearing liabilities:
Interest checking deposits	0.51%	0.44%	0.25%	7	26
Savings deposits	0.06%	0.06%	0.04%	—	2
Money market deposits	0.42%	0.39%	0.30%	3	12
Foreign office deposits	0.30%	0.21%	0.15%	9	15
Other time deposits	1.23%	1.23%	1.24%	—	(1)

Total interest-bearing core deposits	0.43%	0.39%	0.28%	4	15
Certificates $100,000 and over	1.45%	1.38%	1.35%	7	10
Other deposits	1.17%	1.16%	0.41%	1	76
Federal funds purchased	1.21%	1.16%	0.41%	5	80
Other short-term borrowings	1.10%	1.09%	0.36%	1	74
Long-term debt	2.72%	2.82%	2.42%	(10)	30

Total interest-bearing liabilities	0.88%	0.85%	0.70%	3	18

Ratios:
Taxable equivalent net interest margin(b)	3.02%	3.07%	2.86%	(5)	16
Taxable equivalent net interest rate spread	2.73%	2.79%	2.63%	(6)	10
Interest-bearing liabilities to interest-earning assets	66.99%	67.48%	66.81%	(49)	18

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 30.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	December 2017	December 2016	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$41,577	$43,184	(4%)
Commercial mortgage loans	6,844	6,899	(1%)
Commercial construction loans	4,374	3,648	20%
Commercial leases	4,011	3,916	2%
Residential mortgage loans	16,053	15,101	6%
Home equity	7,308	7,998	(9%)
Automobile loans	9,407	10,708	(12%)
Credit card	2,141	2,205	(3%)
Other consumer loans and leases	1,016	661	54%
Taxable securities	32,106	30,019	7%
Tax exempt securities	66	80	(18%)
Other short-term investments	1,390	1,866	(26%)

Total interest-earning assets	126,293	126,285	—
Cash and due from banks	2,224	2,303	(3%)
Other assets	13,345	14,963	(11%)
Allowance for loan and lease losses	(1,226)	(1,285)	(5%)

Total Assets	$140,636	$142,266	(1%)

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$26,382	$25,143	5%
Savings deposits	13,958	14,346	(3%)
Money market deposits	20,231	19,523	4%
Foreign office deposits	388	497	(22%)
Other time deposits	3,771	4,010	(6%)

Total interest-bearing core deposits	64,730	63,519	—
Certificates $100,000 and over	2,564	2,735	(6%)
Other deposits	277	333	(17%)
Federal funds purchased	557	506	10%
Other short-term borrowings	3,158	2,845	11%
Long-term debt	13,804	15,394	(10%)

Total interest-bearing liabilities	85,090	85,332	—
Demand deposits	35,093	35,862	(2%)
Other liabilities	3,839	4,445	(14%)

Total Liabilities	124,022	125,639	(1%)
Total Equity	16,614	16,627	—

Total Liabilities and Equity	$140,636	$142,266	(1%)

	Year to Date		bps Change
	December 2017	December 2016	Yr/Yr
Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.64%	3.27%	37
Commercial mortgage loans(a)	3.74%	3.32%	42
Commercial construction loans(a)	4.09%	3.42%	67
Commercial leases(a)	2.04%	2.69%	(65)
Residential mortgage loans	3.53%	3.54%	(1)
Home equity	4.24%	3.78%	46
Automobile loans	2.92%	2.71%	21
Credit card	11.84%	9.69%	215
Other consumer loans and leases	6.68%	6.56%	12

Total loans and leases	3.78%	3.45%	33
Taxable securities	3.09%	3.16%	(7)
Tax exempt securities(a)	5.45%	4.51%	94
Other short-term investments	1.04%	0.44%	60

Total interest-earning assets	3.57%	3.34%	23

Interest-bearing liabilities:
Interest checking deposits	0.41%	0.23%	18
Savings deposits	0.06%	0.05%	1
Money market deposits	0.37%	0.27%	10
Foreign office deposits	0.20%	0.16%	4
Other time deposits	1.23%	1.24%	(1)

Total interest-bearing core deposits	0.37%	0.26%	11
Certificates $100,000 and over	1.38%	1.30%	8
Other deposits	1.05%	0.41%	64
Federal funds purchased	1.01%	0.39%	62
Other short-term borrowings	0.96%	0.36%	60
Long-term debt	2.74%	2.35%	39

Total interest-bearing liabilities	0.81%	0.68%	13

Ratios:
Taxable equivalent net interest margin (b)	3.03%	2.88%	15
Taxable equivalent net interest rate spread	2.76%	2.66%	10
Interest-bearing liabilities to interest-earning assets	67.37%	67.57%	(20)

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 30.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	December 2017	September 2017	June 2017	March 2017	December 2016
Assets
Interest-earning assets:
Commercial and industrial loans	$41,455	$41,314	$41,656	$41,892	$42,612
Commercial mortgage loans	6,757	6,814	6,861	6,946	6,961
Commercial construction loans	4,660	4,533	4,306	3,987	3,890
Commercial leases	4,018	4,079	4,039	3,904	3,921
Residential mortgage loans	16,178	16,206	16,024	15,800	15,802
Home equity	7,066	7,207	7,385	7,581	7,779
Automobile loans	9,175	9,267	9,410	9,786	10,162
Credit card	2,202	2,140	2,080	2,141	2,180
Other consumer loans and leases	1,354	1,057	892	754	674
Taxable securities	32,222	32,289	32,092	31,815	30,677
Tax exempt securities	75	65	68	55	81
Other short-term investments	1,459	1,472	1,321	1,307	1,809

Total interest-earning assets	126,621	126,443	126,134	125,968	126,548
Cash and due from banks	2,288	2,227	2,175	2,205	2,358
Other assets	13,351	13,532	13,272	13,220	14,203
Allowance for loan and lease losses	(1,205)	(1,210)	(1,237)	(1,253)	(1,272)

Total Assets	$141,055	$140,992	$140,344	$140,140	$141,837

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$26,992	$25,765	$26,014	$26,760	$25,644
Savings deposits	13,593	13,889	14,238	14,117	13,979
Money market deposits	20,023	20,028	20,278	20,603	20,476
Foreign office deposits	323	395	380	454	497
Other time deposits	3,792	3,722	3,745	3,827	3,941

Total interest-bearing core deposits	64,723	63,799	64,655	65,761	64,537
Certificates $100,000 and over	2,429	2,625	2,623	2,579	2,539
Other deposits	119	560	264	162	115
Federal funds purchased	602	675	311	639	280
Other short-term borrowings	2,316	4,212	4,194	1,893	1,908
Long-term debt	14,631	13,457	13,273	13,856	15,173

Total interest-bearing liabilities	84,820	85,328	85,320	84,890	84,552
Demand deposits	35,519	34,850	34,915	35,084	36,412
Other liabilities	4,203	3,973	3,467	3,710	4,300

Total Liabilities	124,542	124,151	123,702	123,684	125,264
Total Equity	16,513	16,841	16,642	16,456	16,573

Total Liabilities and Equity	$141,055	$140,992	$140,344	$140,140	$141,837

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.75%	3.75%	3.60%	3.47%	3.33%
Commercial mortgage loans(a)	3.92%	3.85%	3.65%	3.54%	3.42%
Commercial construction loans(a)	4.28%	4.23%	4.01%	3.77%	3.50%
Commercial leases(a)	0.06%	2.70%	2.73%	2.70%	2.64%
Residential mortgage loans	3.52%	3.48%	3.54%	3.57%	3.48%
Home equity	4.38%	4.39%	4.20%	3.98%	3.73%
Automobile loans	3.06%	2.96%	2.87%	2.81%	2.80%
Credit card	11.83%	11.63%	10.95%	12.92%	7.30%
Other consumer loans and leases	6.64%	6.89%	6.63%	6.49%	6.73%

Total loans and leases	3.80%	3.88%	3.74%	3.69%	3.43%
Taxable securities	3.15%	3.06%	3.05%	3.11%	3.17%
Tax exempt securities(a)	5.62%	5.33%	5.10%	5.79%	4.76%
Other short-term investments	1.24%	1.16%	0.99%	0.73%	0.47%

Total interest-earning assets	3.61%	3.64%	3.54%	3.51%	3.33%

Interest-bearing liabilities:
Interest checking deposits	0.51%	0.44%	0.38%	0.31%	0.25%
Savings deposits	0.06%	0.06%	0.06%	0.05%	0.04%
Money market deposits	0.42%	0.39%	0.34%	0.32%	0.30%
Foreign office deposits	0.30%	0.21%	0.18%	0.13%	0.15%
Other time deposits	1.23%	1.23%	1.23%	1.23%	1.24%

Total interest-bearing core deposits	0.43%	0.39%	0.34%	0.31%	0.28%
Certificates $100,000 and over	1.45%	1.38%	1.36%	1.35%	1.35%
Other deposits	1.17%	1.16%	0.98%	0.64%	0.41%
Federal funds purchased	1.21%	1.16%	0.94%	0.70%	0.41%
Other short-term borrowings	1.10%	1.09%	0.93%	0.55%	0.36%
Long-term debt	2.72%	2.82%	2.76%	2.65%	2.42%

Total interest-bearing liabilities	0.88%	0.85%	0.79%	0.73%	0.70%

Ratios:
Taxable equivalent net interest margin(b)	3.02%	3.07%	3.01%	3.02%	2.86%
Taxable equivalent net interest rate spread	2.73%	2.79%	2.75%	2.78%	2.63%
Interest-bearing liabilities to interest-earning assets	66.99%	67.48%	67.64%	67.39%	66.81%

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 30.

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	December 2017	September 2017	June 2017	March 2017	December 2016
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$41,438	$41,302	$41,601	$41,854	$42,548
Commercial mortgage loans	6,751	6,807	6,845	6,941	6,957
Commercial construction loans	4,660	4,533	4,306	3,987	3,890
Commercial leases	4,016	4,072	4,036	3,901	3,921

Total commercial loans and leases	56,865	56,714	56,788	56,683	57,316
Consumer loans and leases:
Residential mortgage loans	15,590	15,523	15,417	15,200	14,854
Home equity	7,066	7,207	7,385	7,581	7,779
Automobile loans	9,175	9,267	9,410	9,786	10,162
Credit card	2,202	2,140	2,080	2,141	2,180
Other consumer loans and leases	1,352	1,055	892	755	673

Total consumer loans and leases	35,385	35,192	35,184	35,463	35,648

Total average portfolio loans and leases	$92,250	$91,906	$91,972	$92,146	$92,964

Average loans held for sale	$615	$711	$681	$645	$1,017

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$41,170	$41,011	$40,914	$41,074	$41,676
Commercial mortgage loans	6,604	6,863	6,868	6,924	6,899
Commercial construction loans	4,553	4,652	4,366	4,283	3,903
Commercial leases	4,068	4,043	4,157	4,092	3,974

Total commercial loans and leases	56,395	56,569	56,305	56,373	56,452
Consumer loans and leases:
Residential mortgage loans	15,591	15,588	15,460	15,336	15,051
Home equity	7,014	7,143	7,301	7,469	7,695
Automobile loans	9,112	9,236	9,318	9,572	9,983
Credit card	2,299	2,168	2,117	2,070	2,237
Other consumer loans and leases	1,559	1,179	945	808	680

Total consumer loans and leases	35,575	35,314	35,141	35,255	35,646

Total portfolio loans and leases	$91,970	$91,883	$91,446	$91,628	$92,098

Total loans held for sale	$492	$711	$766	$616	$751

Operating lease equipment	$646	$663	$719	$702	$738

Loans and leases serviced for others:(a)
Commercial and industrial loans	$415	$449	$495	$515	$519
Commercial mortgage loans	240	228	242	223	226
Commercial construction loans	76	72	62	54	41
Commercial leases	254	257	261	270	280
Residential mortgage loans	60,021	60,783	61,803	55,413	53,554
Automobile loans	—	—	—	—	51

Total loans and leases serviced for others	61,006	61,789	62,863	56,475	54,671

Total loans and leases serviced	$154,114	$155,046	$155,794	$149,421	$148,258

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries

Regulatory Capital

$ in millions

(unaudited)

	As of
	December 2017(a)	September 2017	June 2017	March 2017	December 2016
Regulatory capital:
Common stock and related surplus (net of treasury stock)	($160)	$96	$1,063	$1,407	$1,374
Retained earnings	15,122	14,748	13,862	13,625	13,441
Common equity tier I capital adjustments and deductions	(2,445)	(2,401)	(2,403)	(2,396)	(2,389)

CET1 capital	12,517	12,443	12,522	12,636	12,426
Additional tier I capital	1,331	1,330	1,331	1,331	1,330

Tier I capital	13,848	13,773	13,853	13,967	13,756
Tier II capital	4,039	4,043	4,074	4,172	4,216

Total regulatory capital	$17,887	$17,816	$17,927	$18,139	$17,972

Risk-weighted assets(b)	$117,997	$117,527	$117,761	$117,407	$119,632

Ratios:
Average shareholders’ equity to average assets	11.69%	11.93%	11.84%	11.72%	11.66%

Regulatory Capital Ratios:
Fifth Third Bancorp
CET1 capital(b)	10.61%	10.59%	10.63%	10.76%	10.39%
Tier I risk-based capital(b)	11.74%	11.72%	11.76%	11.90%	11.50%
Total risk-based capital(b)	15.16%	15.16%	15.22%	15.45%	15.02%
Tier I leverage	10.01%	9.97%	10.07%	10.15%	9.90%

Fifth Third Bank
Tier I risk-based capital(b)	12.06%	12.30%	12.24%	12.17%	11.92%
Total risk-based capital(b)	13.88%	14.14%	14.08%	14.03%	13.76%
Tier I leverage	10.32%	10.50%	10.50%	10.41%	10.30%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	December 2017	September 2017	June 2017	March 2017	December 2016
Average portfolio loans and leases:
Commercial and industrial loans	$41,438	$41,302	$41,601	$41,854	$42,548
Commercial mortgage loans	6,751	6,807	6,845	6,941	6,957
Commercial construction loans	4,660	4,533	4,306	3,987	3,890
Commercial leases	4,016	4,072	4,036	3,901	3,921
Residential mortgage loans	15,590	15,523	15,417	15,200	14,854
Home equity	7,066	7,207	7,385	7,581	7,779
Automobile loans	9,175	9,267	9,410	9,786	10,162
Credit card	2,202	2,140	2,080	2,141	2,180
Other consumer loans and leases	1,352	1,055	892	755	673

Total average portfolio loans and leases	$92,250	$91,906	$91,972	$92,146	$92,964

Losses charged-off:
Commercial and industrial loans	($34)	($30)	($34)	($39)	($35)
Commercial mortgage loans	(1)	(3)	(6)	(6)	(4)
Commercial leases	(1)	—	(1)	(1)	(1)
Residential mortgage loans	(3)	(2)	(4)	(6)	(4)
Home equity	(8)	(6)	(9)	(9)	(10)
Automobile loans	(15)	(13)	(12)	(17)	(15)
Credit card	(23)	(23)	(24)	(24)	(21)
Other consumer loans and leases	(9)	(8)	(5)	(5)	(7)

Total losses charged-off	($94)	($85)	($95)	($107)	($97)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$2	$3	$16	$3	$10
Commercial mortgage loans	2	—	1	1	2
Commercial leases	—	—	—	—	—
Residential mortgage loans	2	3	2	1	2
Home equity	4	3	4	3	4
Automobile loans	5	5	6	6	4
Credit card	3	3	2	2	2
Other consumer loans and leases	—	—	—	2	—

Total recoveries of losses previously charged-off	$18	$17	$31	$18	$24

Net losses charged-off:
Commercial and industrial loans	($32)	($27)	($18)	($36)	($25)
Commercial mortgage loans	1	(3)	(5)	(5)	(2)
Commercial leases	(1)	—	(1)	(1)	(1)
Residential mortgage loans	(1)	1	(2)	(5)	(2)
Home equity	(4)	(3)	(5)	(6)	(6)
Automobile loans	(10)	(8)	(6)	(11)	(11)
Credit card	(20)	(20)	(22)	(22)	(19)
Other consumer loans and leases	(9)	(8)	(5)	(3)	(7)

Total net losses charged-off	($76)	($68)	($64)	($89)	($73)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.31%	0.26%	0.17%	0.34%	0.24%
Commercial mortgage loans	(0.09%)	0.16%	0.33%	0.29%	0.11%
Commercial leases	0.08%	0.01%	0.06%	0.08%	0.12%
Residential mortgage loans	0.03%	(0.02%)	0.04%	0.13%	0.06%
Home equity	0.25%	0.18%	0.27%	0.33%	0.35%
Automobile loans	0.45%	0.35%	0.27%	0.48%	0.40%
Credit card	3.74%	3.75%	4.22%	4.03%	3.52%
Other consumer loans and leases	2.38%	2.80%	2.31%	2.89%	3.30%

Total net losses charged-off as a percent of average portfolio loans and leases	0.33%	0.29%	0.28%	0.40%	0.31%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	December 2017	September 2017	June 2017	March 2017	December 2016
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,205	$1,226	$1,238	$1,253	$1,272
Total net losses charged-off	(76)	(68)	(64)	(89)	(73)
Provision for loan and lease losses	67	67	52	74	54
Deconsolidation of a variable interest entity	—	(20)	—	—	—

Allowance for loan and lease losses, ending	$1,196	$1,205	$1,226	$1,238	$1,253

Reserve for unfunded commitments, beginning	$157	$162	$159	$161	$162
Provision for unfunded commitments	4	(5)	3	(2)	(1)

Reserve for unfunded commitments, ending	$161	$157	$162	$159	$161

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,196	$1,205	$1,226	$1,238	$1,253
Reserve for unfunded commitments	161	157	162	159	161

Total allowance for credit losses	$1,357	$1,362	$1,388	$1,397	$1,414

	As of
	December 2017	September 2017	June 2017	March 2017	December 2016
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$144	$144	$225	$251	$302
Commercial mortgage loans	12	14	15	21	27
Commercial leases	—	1	1	—	2
Residential mortgage loans	17	19	19	21	17
Home equity	56	56	52	53	55

Total nonaccrual portfolio loans and leases (excludes restructured loans)	229	234	312	346	403
Nonaccrual restructured portfolio commercial loans and leases	150	214	244	251	192
Nonaccrual restructured portfolio consumer loans and leases	58	58	58	60	65

Total nonaccrual portfolio loans and leases	437	506	614	657	660
Repossessed property	9	10	11	14	15
OREO	43	39	37	50	63

Total nonperforming portfolio assets	489	555	662	721	738
Nonaccrual loans held for sale	5	18	7	7	4
Nonaccrual restructured loans held for sale	1	2	1	2	9

Total nonperforming assets	$495	$575	$670	$730	$751

Restructured portfolio consumer loans and leases (accrual)	$927	$929	$933	$950	$959
Restructured portfolio commercial loans and leases (accrual)	$249	$232	$224	$277	$321

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$3	$3	$3	$3	$4
Commercial mortgage loans	—	—	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—

Total commercial loans and leases	3	3	3	3	4

Residential mortgage loans	57	43	45	45	49
Home equity	—	—	—	—	—
Automobile loans	10	10	7	6	9
Credit card	27	21	20	21	22
Other consumer loans and leases	—	—	—	—	—

Total consumer loans and leases	94	74	72	72	80

Total loans and leases 90 days past due (accrual)(b)	$97	$77	$75	$75	$84

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.33%	0.29%	0.28%	0.40%	0.31%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.30%	1.31%	1.34%	1.35%	1.36%
As a percent of nonperforming portfolio loans and leases(a)	274%	238%	200%	188%	190%
As a percent of nonperforming portfolio assets(a)	245%	217%	185%	172%	170%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO(a)	0.48%	0.55%	0.67%	0.72%	0.72%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.53%	0.60%	0.72%	0.79%	0.80%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.53%	0.62%	0.73%	0.79%	0.81%
Allowance for credit losses as a percent of nonperforming assets	278%	245%	210%	194%	192%

(a)	Excludes nonaccrual loans held for sale.
(b)	Excludes loans held for sale.

Use of Non-GAAP Financial Measures

In addition to GAAP measures, management considers various Non-GAAP measures when evaluating the performance of the business, including: “taxable equivalent net interest income,” “adjusted taxable equivalent net interest income,” “taxable equivalent net interest margin,” “adjusted taxable equivalent net interest margin,” “adjusted yield on interest-earning assets,” “efficiency ratio,” “taxable equivalent income before income taxes,” “noninterest income excluding certain items,” “tangible net income available to common shareholders,” “average tangible common equity,” “tangible common equity ratio,” “tangible common equity ratio (excluding unrealized gains/ losses)” “tangible common equity ratio (including unrealized gains/ losses)” “tangible equity,” “tangible book value per share,” and certain ratios derived from these measures.

The taxable equivalent basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison between taxable and non-taxable amounts.

Noninterest income excluding certain items is provided by management to assist the reader in identifying significant, unusual, or large transactions that impacted noninterest income. Adjusted taxable equivalent net interest income and adjusted taxable equivalent net interest margin are provided by management to assist the reader in identifying significant, unusual, or large transactions that impacted net interest income.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding unrealized gains/losses), in addition to capital ratios defined by the U.S. banking agencies. These calculations are intended to complement the capital ratios defined by the U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be Non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding unrealized gains/losses on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of gains or losses some of which are uncertain and providing the tangible common equity ratio including unrealized gains/losses enables investors and others to assess the Bancorp’s use of equity if all unrealized gains or losses were to be monetized.

Management believes tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of a business as it calculates the return available to common shareholders and book value of common stock without the impact of intangible assets and their related amortization. This is useful for evaluating the performance of a business consistently, whether acquired or developed internally, compared to other companies in the industry who present similar measures.

Please note that although Non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see page 31 for Reg. G reconciliations of all historical Non-GAAP measures used in this release to the most directly comparable GAAP measures.

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

		For the Three Months Ended
		December 2017	September 2017	June 2017	March 2017	December 2016
Net interest income (U.S. GAAP)		$956	$970	$939	$933	$903
Add:	Taxable equivalent adjustment	7	7	6	6	6

Taxable equivalent net interest income (a)		963	977	945	939	909

Net interest income (U.S. GAAP) (annualized) (b)		3,793	3,848	3,766	3,784	3,592
Taxable equivalent net interest income (annualized) (c)		3,821	3,876	3,790	3,808	3,616

Taxable equivalent net interest income		963	977	945	939	909
Add: Leveraged lease remeasurement		27	—	—	—	—
Add (subtract): Bankcard refunds		—	—	—	(12)	16

Adjusted taxable equivalent net interest income (d)		990	977	945	927	925
Adjusted taxable equivalent net interest income (annualized) (e)		3,928	3,876	3,790	3,760	3,680

Interest income (U.S. GAAP)		1,144	1,152	1,106	1,086	1,052
Add:	Taxable equivalent adjustment	7	7	6	6	6

Taxable equivalent interest income (f)		1,151	1,159	1,112	1,092	1,058

Taxable equivalent interest income		1,151	1,159	1,112	1,092	1,058
Add: Leveraged lease remeasurement		27	—	—	—	—

Adjusted taxable equivalent interest income (g)		1,178	1,159	1,112	1,092	1,058
Adjusted taxable equivalent interest income (annualized) (h)		4,674	4,598	4,460	4,429	4,209
Noninterest income (i)		577	1,561	564	523	620
Noninterest expense (j)		1,073	975	957	986	960
Average interest-earning assets (k)		126,621	126,443	126,134	125,968	126,548

Net interest margin (U.S. GAAP) (b) / (k)		3.00%	3.04%	2.99%	3.00%	2.84%
Taxable equivalent net interest margin (c) / (k)		3.02%	3.07%	3.01%	3.02%	2.86%
Adjusted taxable equivalent net interest margin (e) / (k)		3.10%	3.07%	3.01%	2.98%	2.91%
Adjusted taxable equivalent yield on interest-earnings assets (h) / (k)		3.69%	3.64%	3.54%	3.51%	3.33%
Taxable equivalent efficiency ratio (j) / (a) + (i)		69.7%	38.4%	63.4%	67.4%	62.8%

Income before income taxes (U.S. GAAP)		$393	$1,489	$494	$396	$509
Add:	Taxable equivalent adjustment	7	7	6	6	6

Taxable equivalent income before income taxes		$400	$1,496	$500	$402	$515

Net income available to common shareholders (U.S. GAAP)		486	999	344	290	372
Add:	Intangible amortization, net of tax	—	—	—	—	—

Tangible net income available to common shareholders		486	999	344	290	372
Tangible net income available to common shareholders (annualized) (l)		1,928	3,963	1,380	1,176	1,480

Average Bancorp shareholders’ equity (U.S. GAAP)		16,493	16,820	16,615	16,429	16,545
Less:	Average preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Average goodwill	(2,437)	(2,423)	(2,424)	(2,416)	(2,416)
	Average intangible assets and other servicing rights	(25)	(18)	(18)	(10)	(10)

Average tangible common equity (o)		12,700	13,048	12,842	12,672	12,788

Total Bancorp shareholders’ equity (U.S. GAAP)		16,365	16,360	16,419	16,430	16,205
Less:	Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Goodwill	(2,445)	(2,423)	(2,423)	(2,419)	(2,416)
	Intangible assets and other servicing rights	(27)	(18)	(18)	(11)	(10)

Tangible common equity, including unrealized gains / losses (m)		12,562	12,588	12,647	12,669	12,448
Less:	Accumulated other comprehensive income	(73)	(185)	(163)	(68)	(59)

Tangible common equity, excluding unrealized gains / losses (n)		12,489	12,403	12,484	12,601	12,389
Add:	Preferred stock	1,331	1,331	1,331	1,331	1,331

Tangible equity (r)		13,820	13,734	13,815	13,932	13,720

Total assets (U.S. GAAP)		142,193	142,264	141,067	140,200	142,177
Less:	Goodwill	(2,445)	(2,423)	(2,423)	(2,419)	(2,416)
	Intangible assets and other servicing rights	(27)	(18)	(18)	(11)	(10)

Tangible assets, including unrealized gains / losses (o)		139,721	139,823	138,626	137,770	139,751
Less:	Accumulated other comprehensive income / loss, before tax	(92)	(285)	(251)	(105)	(91)

Tangible assets, excluding unrealized gains / losses (p)		$139,629	$139,538	$138,375	$137,665	$139,660

Common shares outstanding (q)		694	705	739	750	750

Ratios:
Return on average tangible common equity (l) / (o)		15.2%	30.4%	10.7%	9.3%	11.6%
Tangible equity (r) / (p)		9.90%	9.84%	9.98%	10.12%	9.82%
Tangible common equity (excluding unrealized gains/losses) (n) / (p)		8.94%	8.89%	9.02%	9.15%	8.87%
Tangible common equity (including unrealized gains/losses) (m) / (o)		8.99%	9.00%	9.12%	9.20%	8.91%
Tangible book value per share (m) / (q)		$18.10	$17.86	$17.11	$16.89	$16.60

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended December 31, 2017	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$397	$464	$61	$40	$1	$963
Provision for loan and lease losses	(13)	(37)	(10)	(4)	(3)	(67)

Net interest income after provision for loan and lease losses	384	427	51	36	(2)	896
Total noninterest income	192	194	54	107	30	577
Total noninterest expense	(425)	(416)	(115)	(120)	3	(1,073)

Income (loss) before income taxes	151	205	(10)	23	31	400
Applicable income tax (expense) benefit(a)	(18)	(71)	3	(8)	203	109

Net income (loss)	133	134	(7)	15	234	509
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	133	134	(7)	15	234	509
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$133	$134	($7)	$15	$211	$486

For the three months ended September 30, 2017	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$429	$453	$59	$38	($2)	$977
(Provision for) benefit from loan and lease losses	3	(35)	(8)	1	(28)	(67)

Net interest income after provision for loan and lease losses	432	418	51	39	(30)	910
Total noninterest income	216	191	68	101	985	1,561
Total noninterest expense	(356)	(403)	(116)	(108)	8	(975)

Income before income taxes	292	206	3	32	963	1,496
Applicable income tax expense(a)	(58)	(72)	(1)	(11)	(340)	(482)

Net income	234	134	2	21	623	1,014
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	234	134	2	21	623	1,014
Dividends on preferred stock	—	—	—	—	15	15

Net income available to common shareholders	$234	$134	$2	$21	$608	$999

For the three months ended June 30, 2017	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$421	$437	$59	$37	($9)	$945
(Provision for) benefit from loan and lease losses	(22)	(39)	(7)	1	15	(52)

Net interest income after provision for loan and lease losses	399	398	52	38	6	893
Total noninterest income	228	189	62	101	(16)	564
Total noninterest expense	(345)	(399)	(123)	(110)	20	(957)

Income (loss) before income taxes	282	188	(9)	29	10	500
Applicable income tax (expense) benefit(a)	(55)	(66)	3	(10)	(5)	(133)

Net income (loss)	227	122	(6)	19	5	367
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	227	122	(6)	19	5	367
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$227	$122	($6)	$19	($18)	$344

For the three months ended March 31, 2017	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$431	$430	$61	$38	($21)	$939
Provision for loan and lease losses	(6)	(42)	(15)	(4)	(7)	(74)

Net interest income after provision for loan and lease losses	425	388	46	34	(28)	865
Total noninterest income	202	184	55	106	(24)	523
Total noninterest expense	(370)	(402)	(120)	(113)	19	(986)

Income (loss) before income taxes	257	170	(19)	27	(33)	402
Applicable income tax (expense) benefit(a)	(46)	(60)	7	(10)	12	(97)

Net income (loss)	211	110	(12)	17	(21)	305
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	211	110	(12)	17	(21)	305
Dividends on preferred stock	—	—	—	—	15	15

Net income (loss) available to common shareholders	$211	$110	($12)	$17	($36)	$290

For the three months ended December 31, 2016	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$453	$397	$63	$41	($45)	$909
(Provision for) benefit from loan and lease losses	43	(34)	(12)	—	(51)	(54)

Net interest income after provision for loan and lease losses	496	363	51	41	(96)	855
Total noninterest income	221	188	69	99	43	620
Total noninterest expense	(359)	(400)	(117)	(103)	19	(960)

Income (loss) before income taxes	358	151	3	37	(34)	515
Applicable income tax (expense) benefit(a)	(78)	(53)	(1)	(13)	25	(120)

Net income (loss)	280	98	2	24	(9)	395
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	280	98	2	24	(9)	395
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$280	$98	$2	$24	($32)	$372

(a)	Includes taxable equivalent adjustments of $7 million for the three months ended December 31, 2017 and September 30, 2017 and $6 million for the three months ended June 30, 2017, March 31, 2017 and December 31, 2016.
(b)	Branch Banking provides a full range of deposit and loan and lease products to individuals and small businesses through full-service banking centers.
(c)	Consumer Lending includes the Bancorp’s residential mortgage, home equity, automobile and other indirect lending activities.